UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2015

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On October 7, 2015, the Board of Directors (the “Board”) of PolyOne Corporation (the “Company”) increased its size from ten to eleven and elected William R. Jellison as director to fill the resulting vacancy. Mr. Jellison will serve for an initial term ending at the Company’s 2016 Annual Meeting of Shareholders. Mr. Jellison was also named to the Audit Committee of the Board.

Mr. Jellison, 57, has served as Executive Vice President, Chief Financial Officer of Stryker Corporation, one of the world’s leading medical technology companies, since 2013. Mr. Jellison expects to retire from Stryker Corporation, effective March 31, 2016. Prior to joining Stryker Corporation, Mr. Jellison served as the Senior Vice President and Chief Financial Officer of Dentsply International, the world’s largest manufacturer of professional dental products, from 2005 to 2013.

As a non-employee director, Mr. Jellison will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2015. The Company entered into an Indemnification Agreement with Mr. Jellison. The Indemnification Agreement will be in the same form as the form indemnification agreement for directors that the Company previously reported the Board had approved on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Senior Vice President, General Counsel and Secretary

Date: February 4, 2016